Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors

OmniComm Systems, Inc.

We consent to the incorporation by reference in this Registration Statement of OmniComm Systems, Inc. on Form S-8 of our report dated February 16, 2007, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Greenberg & Company LLC
Greenberg & Company LLC Springfield, N.J. May 29, 2007